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                                  EXHIBIT 5.0
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                           PATRICIA CUDD & ASSOCIATES
                                ATTORNEY AT LAW
                         250 STEELE STREET, SUITE #303
                          DENVER, COLORADO 80126-5200
TELEPHONE: (303) 394-2197                                    FAX: (303) 394-2251

                                  May 26, 1995



Pollution Research and Control Corp.
506 Paula Avenue
Glendale, California 91201

Gentlemen:

         We have acted as counsel to Pollution Research and Control Corp., a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to 3,223,497 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), underlying the Company's outstanding warrants (the "Warrants") and options (the "Options") which may be issued upon exercise by the holders of all of the Warrants and Options on or prior to the various expiration dates thereof during the period from November 30, 1995, through May 28, 2001.

         In connection with this opinion, we have examined the Company's Articles of Incorporation; Certificates of Amendment to the Company's Articles of Incorporation; the Company's By-laws; minutes of the Company's corporate proceedings, as made available to us by officers of the Company; an executed copy of such Registration Statement, and all exhibits thereto in the form filed with the Commission; and such matters of law deemed necessary by us in order to deliver the within opinion.

         In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

         On the basis of the foregoing, and solely in reliance thereon, we are of the opinion that the Shares of Common Stock have been duly authorized and, when issued for consideration received by the Company upon the exercise by the holders of the Warrants and Options and payment of the exercise price as provided in the Warrants and Options in accordance with the terms thereof, will be validly issued, fully-paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which forms a part thereof.


                                                 /s/ PATRICIA CUDD & ASSOCIATES